Exhibit 99.1

Interlink Electronics Reports 2008 Third Quarter and

Nine Months Financial Results

CAMARILLO, CA (USA), November 12, 2008 — Interlink Electronics, Inc. (OTC: LINK.PK), a worldwide provider of intuitive interface components and solutions, today announced results for the quarter and nine-month period ended September 30, 2008.

The company reported total third quarter revenues of $7.2 million, up 55 percent from $4.7 million in the third quarter of 2007. Gross profit increased to $3.1 million from $1.0 million in the same quarter last year. The company’s operating loss was $27,000, down significantly from the $3.2 million operating loss in the third quarter of 2007. These results include charges for share-based compensation of $144,000 and $797,000 in the third quarters of 2008 and 2007, respectively. Excluding share-based compensation charges, Interlink had an operating profit of $117,000 in the 2008 third quarter. Interlink’s net income in the third quarter of 2008 was $121,000, with basic and diluted earnings per share (EPS) of $0.01, compared to net income of $1.6 million and EPS of $0.12 in the same quarter last year. The 2007 third quarter includes a $6.2 million gain from the sale of assets concluded in August 2007.

“We continued to experience impressive growth despite the tough economy,” said Kevin Wiley, Interlink Chief Executive Officer. “Revenues were up in both our eTransactions and Specialty Components business segments, gross margins improved our operating loss was significantly reduced compared to both last year and the prior quarter period, and our cash position improved from June 30. This momentum, along with the movement of substantially all of our manufacturing operations to China by the middle of next year, should keep us on the path towards increasing growth and profitability.”

Interlink reported total revenues for the first nine months of 2008 of $19.7 million, up 56 percent from $12.7 million in the same comparable period in 2007. Gross profit increased to $8.2 million for the first nine months of 2008 from $4.2 million for the first nine months of 2007. The company’s operating loss was $3.7 million for the first nine months of 2008 compared to $6.3 million in the first nine months of 2007. These results include charges for share-based compensation of $991,000 and $1,770,000 in the first nine months of 2008 and 2007, respectively. Interlink’s net loss in the first nine months of 2008 was $2.5 million, with a basic and diluted loss per share of (0.18), down from a net loss of $3.1 million and a loss per share of ($0.22) in the same nine month period last year. The 2007 nine-month period includes a $6.2 million gain from the sale of assets concluded in August 2007.

The company anticipates timely filing its Form 10-Q for the quarter ended September 30, 2008. A conference call to discuss its 2008 third quarter results will be held on Wednesday, November 12, 2008 at 1:00 p.m. EDT. To access the live conference call, dial 1-415-228-5018 (pass code is LINK); for international callers dial +1 888-606-5913 (pass code is LINK). For live web cast access, go to www.interlinkelectronics.com. A telephonic replay of the call will be available until 6:00 p.m. EDT on December 12, 2008 at 1-866-486-4647; international callers may dial +1 203-369-1637. A webcast replay will be available at www.interlinkelectronics.com.

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Month Period Ended September 30,		Nine Month Period Ended September 30,
	2008	2007	2008	2007
Revenues, net	$7,219	$4,660	$19,701	$12,665
Cost of revenues (includes stock-based compensation of $20 and $133 for the three months ended September 30, 2008 and 2007, respectively, and $97 and $444 for the nine months ended September 30, 2008 and 2007, respectively)	4,082	3,610	11,528	8,497

Gross profit	3,137	1,050	8,173	4,168
Operating expenses:
Product development and research (includes stock-based compensation of $45 and $131 for the three months ended September 30, 2008 and 2007, respectively, and $169 and $380 for the nine months ended September 30, 2008 and 2007, respectively)	983	730	3,322	2,236
Selling, general and administrative (includes stock-based compensation of $79 and $365 for the three months ended September 30, 2008 and 2007, respectively, and $725 and $946 for the nine months ended September 30, 2008 and 2007, respectively)	2,181	3,504	8,558	8,246

Total operating expenses	3,164	4,234	11,880	10,482

Operating loss	(27)	(3,184)	(3,707)	(6,314)

Other income (expense):
Interest income	49	74	243	115
Interest expense	(245)	(312)	(719)	(357)

Total net interest expense	(196)	(238)	(476)	(242)

Other income	373	8	1,862	59
Other expense	(29)	(697)	(188)	(764)

Total net other income (expense)	344	(689)	1,674	(705)

Income (loss) from continuing operations before provision for income taxes	121	(4,111)	(2,509)	(7,261)
Provision for income taxes	—	—	—	52

Income (loss) from continuing operations, net of tax	121	(4,111)	(2,509)	(7,313)
Loss from discontinued operations, net of tax	—	(461)	—	(1,957)
Gain on sale of assets, net of tax	—	6,210	—	6,210

Net income (loss)	$121	$1,638	$(2,509)	$(3,060)

Income (loss) per share from continuing operations, net of tax:
Basic and diluted	$0.01	$(0.30)	$(0.18)	$(0.53)

Loss per share on discontinued operations, net of tax:
Basic and diluted	$—	$(0.03)	$—	$(0.14)

Gain per share on sale of assets, net of tax:
Basic	$—	$0.45	$—	$0.45

Diluted	$—	$0.44	$—	$0.43

Net income (loss) per share:
Basic and diluted	$0.01	$0.12	$(0.18)	$(0.22)

Weighted average shares used for income (loss) from continuing operations, net of tax:
Basic and diluted	13,777	13,749	13,762	13,749

Weighted average shares used for loss on discontinued operations, net of tax:
Basic and diluted	—	13,749	—	13,749

Weighted average shares used for gain on sale of assets, net of tax:
Basic	—	13,749	—	13,749

Diluted	—	14,099	—	14,343

Weighted average shares used for net income (loss):
Basic	13,777	13,749	13,762	13,749

Diluted	13,777	14,099	13,762	13,749

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PAR VALUE)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$9,092	$12,659
Restricted cash	368	2,937
Accounts receivable, less allowance for doubtful accounts of $66 and $199 at September 30, 2008 and December 31, 2007, respectively	4,316	3,918
Inventories, net of reserves of $612 and $394 at September 30, 2008 and December 31, 2007, respectively	5,590	5,151
Prepaid expenses and other current assets	543	1,754
Assets held for sale	—	437

Total current assets	19,909	26,856
Property and equipment, net	982	999
Intangibles, net	425	113
Other assets	237	364

Total assets	$21,553	$28,332

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,900	$1,600
Accrued payroll and other expenses	1,698	5,836
Deferred revenue	537	646
Liabilities related to assets held for sale	—	86

Total current liabilities	4,135	8,168
Convertible note, net of discounts of $1,004 and $1,415 at September 30, 2008 and December 31, 2007, respectively	3,839	3,413
Warrants and embedded derivatives	379	1,974

Total liabilities	8,353	13,555

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $5.00 par value (100 shares authorized, none issued and outstanding)	—	—
Common stock, $0.00001 par value (50,000 shares authorized, 13,778 and 13,749 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively)	59,478	58,463
Accumulated other comprehensive loss	(523)	(440)
Accumulated deficit	(45,755)	(43,246)

Total stockholders’ equity	13,200	14,777

Total liabilities and stockholders’ equity	$21,553	$28,332

About Interlink Electronics, Inc.

Interlink Electronics, Inc. (OTC: LINK.PK) is a worldwide provider of intuitive interface components and solutions. Setting tomorrow’s standards for electronic signature, e-notarization products and interface components for consumer electronics, Interlink has established itself as one of the world’s leading innovators of intuitive interface design. With more than 41 patents around the world protecting its technologies and products, Interlink Electronics serves a world-class customer-base from its corporate headquarters in Camarillo, California and offices in Japan, Hong Kong and China. For more information, see http://www.interlinkelectronics.com.

This release contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: historical losses and negative cash flow, the appointment of a new Chief Executive Officer, the success of business divestitures and acquisitions, the expense of being a public company, the ownership of the majority of our stock by a small group of investors, our success in predicting new markets and the acceptance of our new products, efficient management of our infrastructure, the pace of technological developments and industry standards evolution and their effect on our target product and market choices, the effect of outsourcing technology development, changes in the ordering patterns of our customers, a decrease in the quality and/or reliability of our products, protection of our proprietary intellectual property, competition by alternative sophisticated as well as generic products, pending litigation against Interlink, historical weaknesses in internal controls over financial accounting, the continued availability at competitive prices of raw materials for our products, disruptions in our manufacturing facilities, risks of international sales and operations including fluctuations in exchange rates, compliance with regulatory requirements applicable to our manufacturing operations, and customer concentrations. These risks are discussed in greater detail under the caption “Risk Factors” in our quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 12. 2008. The forward-looking statements contained in this release should be considered in light of these risk factors.

Contact:

Investor Relations Contact: Charles Best

cbest@interlinkelectronics.com 805-484-8855 ext. 151

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